As filed with the Securities and Exchange Commission on June 17, 2015
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________________________
Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	98-0606750 (I.R.S. Employer Identification Number)
Bahnhofstrasse 1 6340 Baar, Switzerland (Address of Principal Executive Offices)	CH 6340 (Zip Code)

Weatherford International plc 2010 Omnibus Incentive Plan (As Amended and Restated)
(Full title of the plan)
___________________________________________
Christina M. Ibrahim
Weatherford International plc
Executive Vice President, General Counsel and Corporate Secretary
2000 St. James Place
Houston, Texas 77056
(713) 836-4000
(Name, address and telephone number, including area code, of agent for service)
___________________________________________
with copy to:
Jonathan B. Newton
Baker & McKenzie LLP
700 Louisiana, Suite 3000
Houston, Texas 77002
(713) 427-5000
___________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Ordinary Shares, par value $0.001	15,000,000(2)	$14.27	$214,050,000	$24,873

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and based upon the average of the high and low sales prices of an Ordinary Share, par value $0.001 per share, as reported by the New York Stock Exchange, Inc. on June 11, 2015.

(2)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement covers an indeterminable number of additional securities as may be offered or issued as a result of the anti-dilution provisions of the Weatherford International plc 2010 Omnibus Incentive Plan.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed by Weatherford International plc, a public limited company organized under the laws of Ireland (the "Registrant"), pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 15,000,000 Ordinary Shares, par value $0.001 per share (the "Ordinary Shares"), of the Registrant pursuant to the Weatherford International plc 2010 Omnibus Incentive Plan (as amended and restated, the "Plan"). The Board of Directors of the Registrant approved a First Amendment to the Plan (the "First Amendment") on March 19, 2015 and June 16, 2015, and the First Amendment was approved by the Registrant's shareholders on June 16, 2015. The First Amendment amends the terms of the Plan to, among other things, increase the number of Ordinary Shares available for issuance under the Plan from 28,144,000 Ordinary Shares to 43,144,000 Ordinary Shares.

These Ordinary Shares are additional securities of the same class as other securities for which Registration Statements on Form S-8 (Reg. Nos. 333-167959 and 333-181664), were previously filed with the United States Securities and Exchange Commission on July 2, 2010 and May 24, 2012, respectively, each as amended by a Post-Effective Amendment No. 1 to the respective Registration Statements on Form S-8 on June 17, 2014 (each as amended, the "Prior Registration Statements"). The information contained in the Prior Registration Statements is incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits
The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description

4.1
Memorandum and Articles of Association of Weatherford International public limited company (incorporated by reference to Exhibit 3.1 to Weatherford International plc's Current Report on Form 8-K filed on June 17, 2014).

4.2
Weatherford International plc 2010 Omnibus Incentive Plan (as Amended and Restated) (incorporated by reference to Exhibit 10.6 to Weatherford International plc's Current Report on Form 8-K filed on June 17, 2014).

4.3
First Amendment to Weatherford International plc 2010 Omnibus Incentive Plan (incorporated by reference to Annex A of Weatherford International plc's Definitive Proxy Statement on Schedule 14A filed on April 29, 2015).

5.1*	Opinion of Matheson regarding the legality of securities being registered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Matheson (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to the Registration Statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Geneva, Switzerland on June 17, 2015.

WEATHERFORD INTERNATIONAL PLC

By:    /s/Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
President, Chief Executive Officer, Chairman of the Board
and Director (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Bernard J. Duroc-Danner and Christina M. Ibrahim, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on June 17, 2015.

Signature	Title
/s/ Bernard J. Duroc-Danner Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board, Director and Authorized U.S. Representative (Principal Executive Officer)
/s/ Krishna Shivram Krishna Shivram	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Douglas M. Mills Douglas M. Mills	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Mohamed A. Awad Mohamed A. Awad	Director

/s/ David J. Butters David J. Butters	Director

/s/ John D. Gass John D. Gass	Director

/s/ Sir Emyr Jones Parry Sir Emyr Jones Parry	Director

/s/ Francis S. Kalman Francis S. Kalman	Director
/s/ William E. Macaulay William E. Macaulay	Director

/s/ Robert K. Moses, Jr. Robert K. Moses, Jr.	Director

/s/ Dr. Guillermo Ortiz Dr. Guillermo Ortiz	Director

/s/ Robert A. Rayne Robert A. Rayne	Director

/s/ Christina M. Ibrahim Christina M. Ibrahim	Authorized U.S. Representative

EXHIBIT INDEX

Exhibit No.	Description

4.1
Memorandum and Articles of Association of Weatherford International public limited company (incorporated by reference to Exhibit 3.1 to Weatherford International plc's Current Report on Form 8-K filed on June 17, 2014).

4.2
Weatherford International plc 2010 Omnibus Incentive Plan (as Amended and Restated) (incorporated by reference to Exhibit 10.6 to Weatherford International plc's Current Report on Form 8-K filed on June 17, 2014).

4.3
First Amendment to Weatherford International plc 2010 Omnibus Incentive Plan (incorporated by reference to Annex A of Weatherford International plc's Definitive Proxy Statement on Schedule 14A filed on April 29, 2015).

5.1*	Opinion of Matheson regarding the legality of securities being registered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Matheson (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to the Registration Statement).

* Filed herewith.

75305